UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the registrant ☒

Filed by a party other than the registrant ☐

Check the appropriate box:

☐ Preliminary proxy statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6 (e) (2) )
☒ Definitive proxy statement ☐ Definitive additional materials ☐ Soliciting material pursuant to § 240.14a-12

JUPITERMEDIA CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined) :

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

JUPITERMEDIA CORPORATION

23 Old Kings Highway South

Darien, Connecticut 06820

(203) 662-2800

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 9, 2005

Dear Stockholders:

You are hereby cordially invited to attend the 2005 Annual Meeting of Stockholders of Jupitermedia Corporation, a Delaware corporation, at the offices of JP Morgan Chase Bank, 270 Park Avenue, 11th Floor, New York, New York on June 9, 2005, at 9:30 a.m. local time. This meeting is being held for the following purposes:

1. To elect six directors to the Board of Directors of Jupitermedia Corporation with terms expiring at the Annual Meeting of Stockholders to be held in 2006 or until their successors are duly elected.

2. To approve the appointment of Deloitte & Touche LLP, independent accountants, to act as independent auditors for Jupitermedia Corporation for the fiscal year ending December 31, 2005.

3. To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. Only stockholders of record at the close of business on April 26, 2005 are entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or adjournments thereof.

YOUR VOTE IS IMPORTANT

Whether or not you expect to be present at the annual meeting, please complete, date, sign and return the enclosed proxy promptly in the postage-prepaid envelope provided for your convenience. If you attend the annual meeting, you may revoke your proxy and vote your shares in person if you wish.

By Order of the Board of Directors,

Alan M. Meckler

Chairman of the Board and Chief Executive Officer

Dated: May 11, 2005

Jupitermedia Corporation

23 Old Kings Highway South

Darien, Connecticut 06820

(203) 662-2800

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 9, 2005

The Board of Directors of Jupitermedia Corporation (the “Company”) is soliciting proxies from the Company’s stockholders for the 2005 Annual Meeting of Stockholders to be held on June 9, 2005.

You are entitled to vote at the meeting if you were a stockholder of record at the close of business on April 26, 2005. On May 11, 2005, the Company will begin mailing to all such stockholders a proxy card, this proxy statement and the Company’s 2004 Annual Report. On April 26, 2005, there were 34,225,319 shares of the Company’s common stock outstanding, which are the only shares of the Company’s stock entitled to vote at this meeting. Each such share of common stock will be entitled to one vote at the meeting.

Your signed proxy card will appoint each of Alan M. Meckler and Christopher S. Cardell as proxy holders, or your representatives, to vote your shares.

If you sign and return your proxy card without giving voting directions, the proxy holders will vote your shares for all of the nominees for director listed on pages 2 and 3. The proxy card permits you to direct the proxy holders to withhold your votes from particular nominees.

Signing and returning your proxy card will not prevent you from voting in person at the meeting. If you vote in person at the meeting, your previously voted proxy will be automatically revoked. You may also revoke your proxy any time before it is voted by delivering written notice prior to the meeting to:

Jupitermedia Corporation

23 Old Kings Highway South

Darien, Connecticut 06820

Attn: Corporate Secretary

If you submit more than one proxy, each later-dated proxy will revoke all previous proxies.

The Board of Directors expects all nominees named below to be available for election. In case any nominee is not available, the proxy holders may vote your shares for a substitute if you have submitted a signed proxy card.

As far as the Company knows, the only matters to be brought before the meeting are those referred to in this proxy statement. As to any other matters presented at the meeting, if you send in a signed proxy card, the proxy holders may vote your shares at their discretion.

No business may be conducted at the meeting unless a majority of all outstanding shares entitled to vote are either present at the meeting in person or represented by proxy. All matters voted on at the meeting will be determined by the “yes” vote of a majority of the shares present at the meeting in person or represented by proxy and entitled to vote on the subject matter of the vote, except for the election of directors, which will be determined by the “yes” vote of a plurality of such shares.

Abstentions and broker non-votes are counted as shares present for determining if there are sufficient shares present to hold the meeting; however, they are not counted as votes “for” or “against” any item.

A list of stockholders entitled to vote at the meeting will be available at the meeting and for ten days prior to the meeting, between the hours of 9:00 a.m. and 5:00 p.m., at the New York City offices of the Company, 475 Park Avenue South, Fourth Floor, New York, New York 10017, by contacting the Corporate Secretary.

ITEM 1. ELECTION OF DIRECTORS

Item 1 is the election of all six current members of the Company’s Board of Directors to another term. The persons named in the enclosed proxy intend to vote the proxy for the election of each of the six nominees, unless you indicate on the proxy card that your vote should be withheld from any or all such nominees. Each nominee elected as a director will continue in office until their successor has been elected, or until their death, resignation or retirement.

The Board of Directors has proposed the following nominees for election as directors with terms expiring at the Annual Meeting in 2006: Alan M. Meckler, Christopher S. Cardell, Gilbert F. Bach, Michael J. Davies, William A. Shutzer and John R. Patrick.

The Board of Directors recommends a vote FOR the election of these nominees as directors.

The following table sets forth certain information with respect to each nominee for director. Except as otherwise indicated, each nominee has held his present occupation or occupations for more than the past five years and has not been principally employed by any subsidiary or affiliate of the Company. There are no family relationships among any nominee, director or executive officer of the Company. References below to the nominees’ respective ages are as of the date of the Annual Meeting. References below to periods of service to the Company include, where applicable, service to the Company’s predecessor business, internet.com LLC, prior to its 1999 merger with and into the Company.

Name	Age	Principal Occupation or Occupations and Directorships
Alan M. Meckler	59	Alan M. Meckler has been Chairman of the Board and Chief Executive Officer of the Company since its inception. Previously, Mr. Meckler had been Chairman of the Board of Mecklermedia Corporation from 1973 and was its Chief Executive Officer from December 1993 until it was acquired by Penton Media in November 1998. He also served as President of Mecklermedia from 1971 through November 1997. Mr. Meckler was the only person to have held the offices of Chairman of the Board or Chief Executive Officer since Mecklermedia’s founding.

Christopher S. Cardell	45	Christopher S. Cardell has been a director, President and Chief Operating Officer of the Company since its inception. Previously, Mr. Cardell was President and Chief Operating Officer of Mecklermedia from November 1997, and a director from February 1997 until it was acquired by Penton Media in November 1998. Prior to November 1997, Mr. Cardell held the office of Executive Vice President, Chief Operating Officer and Chief Financial Officer of Mecklermedia. He joined Mecklermedia as Senior Vice President and Chief Financial Officer in January 1996. Prior to that time, Mr. Cardell was a Senior Manager with Arthur Andersen LLP.

Name	Age	Principal Occupation or Occupations and Directorships

Michael J. Davies	61	Michael J. Davies has been a director of the Company since its inception. Mr. Davies has been President of Fox Hill Consulting LLC since February 1998 and is a former director of PROVANT, Inc. Mr. Davies has also been a director of Boxwood Technology, Inc. since May 2000. He was a special limited partner with American Business Partners from July 1997 to April 1998. Prior to that he was a Managing Director, Corporate Finance, of the investment bank Legg Mason Wood Walker, Incorporated since 1993. Before joining Legg Mason, Mr. Davies was the Publisher of the Baltimore Sun between 1990 and 1993. Mr. Davies was also a director of Mecklermedia from January 1996 until it was acquired by Penton Media in November 1998. From February 2001 until March 2002 he was Chairman of Saltmine, Inc. He was also Chairman and CEO of Amazing Media, Inc. from February 2002 until January 2005.
Gilbert F. Bach	73	Gilbert F. Bach has been a director of the Company since its inception. Mr. Bach retired on January 1, 1997 from Lehman Brothers, where he held various positions from 1979 through 1996, most recently as a Managing Director. From 1955 to 1979, Mr. Bach held various positions at Hirsch & Co. and Loeb Rhoades & Co. Mr. Bach was also a director of Mecklermedia from February 1997 until it was acquired by Penton Media in November 1998.

William A. Shutzer	58	William A. Shutzer has been a director of the Company since January 2000. Mr. Shutzer is a partner of Evercore Group Holdings, a financial advisory and private equity firm. He previously served as a Managing Director of Lehman Brothers from 2000 through 2003, a Partner in Thomas Weisel Partners LLC from 1999 through 2000, as Executive Vice President of ING Baring Furman Selz LLC from 1998 through 1999, President of Furman Selz Inc. from 1995 through 1997, and as a Managing Director of Lehman Brothers and its predecessors from 1978 through 1994. He is a director of Tiffany & Co., American Financial Group, Inc., CSK Auto Corporation and TurboChef Technologies, Inc.

Name	Age	Principal Occupation or Occupations and Directorships

John R. Patrick	59	John R. Patrick has been a director of the Company since January 2003. Mr. Patrick is President of Attitude LLC and former vice president of Internet Technology at IBM Corporation, where he worked from 1967 to 2001. Mr. Patrick was Vice President of Internet Technology at IBM from 1995 to 2001. He is a member of the board of directors of Knovel Corporation, Opera Software ASA, Danbury Health Systems and Danbury Hospital and is an advisor to numerous companies in the technology industry.

PRINCIPAL STOCKHOLDERS AND SECURITY

OWNERSHIP OF MANAGEMENT

Security Ownership of Directors, Nominees for Director, Named Executive Officers and all Directors and Executive Officers as a Group

The following table sets forth, as of March 31, 2005, information with respect to the outstanding shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), beneficially owned by each director of the Company, each nominee for director, the Chief Executive Officer (who is also a director), the President and Chief Operating Officer (who is also a director), the Executive Vice President and Chief Financial Officer and by all persons presently serving as directors and officers of the Company as a group. Except as otherwise indicated, all shares are owned directly.

Name of Beneficial Owner	Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Alan M. Meckler	c/o Jupitermedia Corporation 23 Old Kings Highway South Darien, CT 06820	12,863,167	(2)(4)	37.2%

Christopher S. Cardell	c/o Jupitermedia Corporation 23 Old Kings Highway South Darien, CT 06820	862,305	(5)	2.5%

Michael J. Davies	8001 U.S. Highway 80 East Savannah, GA 10028	12,595	(6)	*

Gilbert F. Bach	75 East End Avenue New York, NY 10028	54,082	(6)	*

William A. Shutzer	520 East 86th Street New York, NY 10028	372,812	(6)	1.1%

John R. Patrick	117 Whipstick Road Ridgefield, CT 06877	32,418		*

Christopher J. Baudouin	c/o Jupitermedia Corporation 23 Old Kings Highway South Darien, CT 06820	137,689	(3)(7)	*

All directors and executive officers as a group (seven persons)		14,335,068		40.7%

* Less than one percent

(1)	For purposes of this table, a person is deemed to have “beneficial ownership” of any shares as of a given date (i) which such person has the right to acquire within 60 days after such date, (ii) over which such person has voting power or (iii) over which such person has investment power, including disposition power. For purposes of computing the percentage of outstanding shares held by each person named above on a given date, any security which such person has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(2)

Includes 2,000,000 shares transferred to the Alan M. Meckler 2005 Grantor Retained Annuity Trust (the “GRAT”), a grantor retained annuity trust, 1,323,213 shares held in trusts established for the benefit of

Mr. Meckler’s four children, 124,100 shares held by The Meckler Foundation, Inc., a non-profit charitable foundation founded by Mr. Meckler and for which he acts as president, 88,100 shares held by Mr. Meckler’s wife and 50,200 shares held in a trust for the benefit of Mr. Meckler’s mother. Mr. Meckler exercises shared voting and investment control over all of these shares except the shares held by the GRAT, over which Mr. Meckler exercises investment control but not voting control.

(3)	Includes 500 shares held in a trust for the benefit of one of Mr. Baudouin’s children. Mr. Baudouin exercises investment control over this trust.
(4)	Includes 166,667 shares of Common Stock subject to options exercisable on or within 60 days after March 31, 2005.
(5)	Includes 50,000 shares of Common Stock subject to options exercisable on or within 60 days after March 31, 2005.
(6)	Includes 584 shares of Common Stock subject to options exercisable on or within 60 days after March 31, 2005.
(7)	Includes 20,000 shares of Common Stock subject to options exercisable on or within 60 days after March 31, 2005.

Security Ownership of Certain Beneficial Owners as of March 31, 2005

Name of Beneficial Owner	Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Essex Investment Management Co., LLC.	125 High Street South Boston, MA 02110	1,743,005(2)	5.2%

(1)	For purposes of this table, a person is deemed to have “beneficial ownership” of any shares as of a given date (i) which such person has the right to acquire within 60 days after such date, (ii) over which such person has voting power or (iii) over which such person has investment power, including disposition power. For purposes of computing the percentage of outstanding shares held by each person named above on a given date, any security which such person has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(2)	Essex Investment Management’s beneficial ownership set forth above is based on the record ownership of these shares as reported in filings with the Securities and Exchange Commission.

FURTHER INFORMATION REGARDING THE BOARD OF DIRECTORS

Committees of the Board

The Board of Directors has established a Compensation Committee and an Audit Committee. The Board of Directors has not established a nominating committee or a committee performing similar functions. The functions customarily performed by a nominating committee are performed by the Board of Directors as a whole. The current members of the Compensation Committee and the Audit Committee are as follows:

Compensation Committee	Audit Committee

Michael J. Davies	Michael J. Davies
Gilbert F. Bach	Gilbert F. Bach
William A. Shutzer	William A. Shutzer
John R. Patrick	John R. Patrick

Effective February 27, 2003, Michael J. Davies and John R. Patrick were named Chairmen of the Compensation Committee and Audit Committee, respectively.

Compensation Committee

The Compensation Committee reviews and approves the compensation and benefits for the Company’s Chief Executive Officer, the President and Chief Operating Officer and the Chief Financial Officer. The Compensation Committee met one time during the fiscal year ended December 31, 2004.

Audit Committee

The Audit Committee has the responsibility to review audited financial statements and accounting practices of the Company, and to consider and recommend the employment of, and approve the fee arrangements with, independent accountants for both audit functions and for advisory and other consulting services. The members of the Audit Committee were appointed pursuant to Rule 4350 of the National Association of Securities Dealers listing standards and are each considered independent pursuant to Rule 4200(a)(15) thereof. The Board of Directors has determined that Mr. John R. Patrick, Chairman of the Audit Committee, qualifies as a “financial expert” as defined by the Securities and Exchange Commission. In making the determination, the Board of Directors considered Mr. Patrick’s credentials and financial background and found that he was qualified to serve as the “financial expert.” The Company’s Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached to this proxy statement as Appendix A. The Audit Committee met two times during the fiscal year ended December 31, 2004.

Nominating Committee

The Board of Directors does not have a standing nominating committee or committee performing similar functions. The Board of Directors has determined that it is appropriate not to have a nominating committee because of the relatively small size of the Board of Directors, and the entire Board of Directors functions in the capacity of a nominating committee. The Board of Directors have determined that four of the six directors currently meet the independence standards under the applicable Nasdaq Stock Market rules. These directors are Messrs. Bach, Davies, Patrick and Shutzer.

The Board of Directors does not have a formal policy with regard to the consideration of any director candidates recommended by stockholders. Because of the size of the Board of Directors and because there has been no turnover of its members, the Board addresses the need to retain members and fill vacancies after discussion among its members and the Company’s management. Accordingly, the Board of Directors has determined that it is appropriate not to have such a policy at this time. The Board of Directors, however, will consider director candidates recommended by stockholders. Any stockholder that wishes to nominate a director candidate should submit complete information as to the identity and qualifications of the director candidate pursuant to the procedures set forth below under “Stockholder Communication with the Board of Directors.” The Board of Directors does not have any specific qualifications that have to be met by director candidates and does not have a formal process for identifying and evaluating director candidates. From and after the 2005 Annual Meeting of Stockholders, the Company will ensure that, to the extent required by law, a majority of its independent directors will either select nominees for the Board of Directors or recommend nominees for the entire Board’s selection.

Directors’ Attendance

The Company does not currently have a formal policy regarding director attendance at the Company’s annual meetings. However, it is expected that, absent compelling circumstances, each director will be in attendance for each board meeting. The Board of Directors met five times during the fiscal year ended December 31, 2004. All of the directors attended all of the Board of Directors’ meetings and all of the meetings of each committee on which each such director serves.

Stockholder Communication with the Board of Directors

Generally, stockholders who have questions or concerns should e-mail our Investor Relations department at investorrelations@jupitermedia.com. However, any stockholders who wish to address questions or other communications regarding our business directly to the Board of Directors, a committee or any individual director, should direct their questions or other communications in writing to the Chairman of the Board at Jupitermedia Corporation, 23 Old Kings Highway South, Darien, CT 06820. The Chairman will forward all such communications as appropriate.

EXECUTIVE OFFICERS

In addition to Alan M. Meckler, the Chairman of the Board and Chief Executive Officer, and Christopher S. Cardell, President and Chief Operating Officer, the following person is an executive officer of the Company.

Name	Age	Position with Company

Christopher J. Baudouin	38	Christopher J. Baudouin has been Chief Financial Officer of the Company since its inception. Mr. Baudouin served as Chief Financial Officer of Mecklermedia since June 1998. He joined Mecklermedia as Controller in June 1997. Prior to that time, Mr. Baudouin was a Manager with Arthur Andersen LLP.

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

Directors of the Company who are also employees or officers of the Company do not receive any compensation specifically related to their activities as directors, other than reimbursement for expenses incurred in connection with their attendance at Board meetings.

Non-employee directors of the Company are granted, on an annual basis, stock options to purchase 20,000 shares of Common Stock, which vest over a period of three years, for attendance at four scheduled meetings to be held each fiscal year. In addition, 1,000 stock options are granted to each outside director for attendance at each board meeting held beyond the four scheduled meetings. If any director fails to attend one of the four scheduled meetings, they would forfeit 5,000 stock options previously granted for each missed meeting. The directors are also reimbursed for their expenses incurred in connection with their attendance at Board meetings. In addition, each non-employee director receives, upon becoming a director, options for 5,000 shares of Common Stock, which vest over a period of three years.

The Chairman of the Audit Committee is granted, on an annual basis, stock options to purchase 10,000 shares of Common Stock, which vest over a period of three years. In addition, the Chairman of the Compensation Committee is granted, on an annual basis, stock options to purchase 5,000 shares of Common Stock, which vest over a period of three years. Non-employee directors do not receive any cash compensation for their service on the Board.

During 2004, John R. Patrick, Michael J. Davies, William A. Shutzer and Gilbert F. Bach were granted options for 31,000, 26,000, 21,000, and 21,000 shares of Common Stock, respectively, which vest over a three-year period.

The following table sets forth, for the last three fiscal years, cash and certain other compensation paid to, or accrued by the Company for, the Chief Executive Officer of the Company in all capacities in which he served. The table also sets forth cash and certain other compensation paid to, or accrued by the Company for, the President and Chief Operating Officer and the Chief Financial Officer of the Company. Other than Alan M. Meckler, Christopher S. Cardell and Christopher J. Baudouin (collectively, the “Named Executive Officers”), no executive officer of the Company received total salary and bonus during fiscal year 2004 in excess of $100,000.

Summary Compensation Table

		Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Year	Salary($)	Bonus ($)	Other Annual Compensation	Number of Securities Underlying Options

Alan M. Meckler Chairman and Chief Executive Officer	2004 2003 2002	242,957 222,885 215,000	— — —	— — —	400,000 500,000 500,000

Christopher S. Cardell President and Chief Operating Officer	2004 2003 2002	242,957 222,885 215,000	— — —	— — —	280,000 350,000 150,000

Christopher J. Baudouin Executive Vice President and Chief Financial Officer	2004 2003 2002	194,365 177,356 167,500	— — —	— — —	72,000 90,000 60,000

The following table sets forth stock options granted during the fiscal year ended December 31, 2004 to the Company’s Named Executive Officers.

Option Grants in Last Fiscal Year

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Name	Number of Securities Underlying Options Granted(#)(1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)(2)	Expiration Date
					5%	10%
Alan M. Meckler	400,000	26.9%	$12.70	6/14/09	$1,403,510	$3,101,391
Christopher S. Cardell	280,000	18.8%	$12.70	6/14/14	$2,236,349	$5,667,348
Christopher J. Baudouin	72,000	4.8%	$12.70	6/14/14	$575,061	$1,457,318

(1)	All of these options were granted on June 14, 2004. The options will become exercisable in respect of 33 1/3% of the shares covered thereby on each of the first three anniversaries of their grant date. Each unexercised stock option terminates automatically if the optionee ceases to be an employee of the Company for any reason except that (a) if the optionee undergoes a normal termination, as defined by the Jupitermedia Corporation 1999 Stock Incentive Plan, the option will expire on the earlier of the last day of the original option period or three months after the date of termination and (b) in the event of death of the optionee, each stock option shall expire on the last day of the option period or the date that is twelve months after the date of the optionee’s death.
(2)	The exercise price per share of each option granted was issued at a 10.0% premium above fair market value of the Company’s Common Stock on the date of the grant.

(3)	These amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5.0% and 10.0% compounded annually from the date the respective options were granted to their expiration dates. These assumptions are not intended to forecast future appreciation of the Company’s stock price. The potential realizable value computation does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock.

The following table sets forth information for the Company’s Named Executive Officers during the last fiscal year with respect to the exercise of options to purchase the Company’s Common Stock and year-end option holdings.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year End (#) Exercisable/ Unexercisable	Value of Unexercised In-the-money Options at Fiscal Year End ($) Exercisable/ Unexercisable
Alan M. Meckler	931,665	$8,185,609	568,334/900,001	$7,583,699/$14,758,687

Christopher S. Cardell	230,000	$2,055,583	370,416/563,334	$5,750,791/$8,972,414

Christopher J. Baudouin	90,499	$1,054,974	82,751/152,000	$1,143,883/$2,460,760

Employment Agreements

The Company has employment agreements with Christopher S. Cardell and Christopher J. Baudouin that provide twelve months and six months of severance, respectively. In the case of Mr. Cardell, severance is to be paid upon termination and, in the case of Mr. Baudouin, severance is to be paid upon termination in connection with a change in control of the Company.

Equity Compensation Plan Information

The following table gives information as of December 31, 2004 about the common stock that may be issued under the Company’s existing equity compensation plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Stockholders	5,636,020	$7.71	1,597,359

Equity Compensation Plans Not Approved by Stockholders	—	—	—

Total	5,636,020	$7.71	1,597,359

COMPENSATION COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors (“Compensation Committee”) reviews and recommends to the Board, on an annual basis, the compensation of the executive officers of the Company— namely the Chief Executive Officer, the President and Chief Operating Officer, and the Chief Financial Officer. The Compensation Committee also reviews and recommends to the Board any employment, severance or similar agreements for these individuals. These recommendations are subject to the final approval of the Board. The Board also determines the amount, if any, of the Company’s contributions pursuant to its 401(k) Plan. While other compensation decisions generally are not submitted to the Compensation Committee or the Board, the Board has the ultimate power and authority with respect to compensation matters.

The Compensation Committee seeks to compensate executive officers at levels competitive with other companies comparable in size in the same industry and to provide short-term rewards and long-term incentives for superior individual and corporate performance. In making compensation decisions, the Compensation Committee periodically reviews information about the compensation paid or payable to executive officers of comparably sized public companies and the compensation recommendations of Mr. Meckler, the Chairman of the Board and Chief Executive Officer of the Company. The Compensation Committee does not have target amounts of stock ownership for the Company’s executive officers.

The key components of executive officer compensation are base salary and stock options. The Compensation Committee attempts to combine these components in such a way as to attract, motivate and retain key executives critical to the long-term success of the Company. A discussion of the various components of the executives’ compensation for fiscal 2004 follows.

Base Salary. Each executive officer received a base salary and has the potential for annual salary increases largely determined by such individual’s performance, the Company’s performance and reference to the salaries of executive officers holding comparable positions in companies of comparable size and complexity.

Stock Options. The Company’s 1999 Stock Incentive Plan is intended to provide executives with the promise of longer-term rewards that appreciate in value with the favorable future performance of the Company. Stock options are generally granted when an executive joins the Company, with additional options granted from time to time for promotions and performance. The Compensation Committee believes that the stock option awards provide a method of retention and motivation for the executives of the Company and also aligns senior management’s objectives with long-term stock price appreciation.

Other Compensation. The executive officers also participate in the Company’s 401(k) plan as well as the medical, life and disability insurance plans available to all employees of the Company.

Chief	Executive Officer Compensation

The compensation of Mr. Meckler, Chairman of the Board and Chief Executive Officer of the Company are based on the policies described above. As part of its evaluation, the Compensation Committee considered Mr. Meckler’s performance, the Company’s performance, the accomplishment of goals for the Company set by the Board of Directors at the beginning of fiscal 2004, and the compensation earned by other chief executive officers of companies of comparable size during the previous year. Based on these factors, the Compensation Committee established Mr. Meckler’s 2004 base salary and granted Mr. Meckler 400,000 incentive stock options.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Michael J. Davies, Compensation Committee Chairman

Gilbert F. Bach

William A. Shutzer

John R. Patrick

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee makes all compensation decisions. No interlocking relationship exists between the Board or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

162(m) Policy. Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to each of the Named Executive Officers. Certain performance-based compensation is not subject to this deduction limit. Options granted under the Company’s 1999 Stock Incentive Plan qualify as performance-based compensation exempt from the deduction limitation of Section 162(m). While tax deductions are an important consideration in determining compensation levels, because the other annual compensation paid to each of the Named Executive Officers does not exceed the $1,000,000 limit, the Company has not adopted a formal policy requiring that all compensation must be deductible.

PERFORMANCE GRAPH

The following graph compares the cumulative total return of an investment in the Company’s Common Stock with an investment in the Nasdaq Total U.S. Index (the “Nasdaq Index”) and the Nasdaq Computer & Data Processing Service Index (the “Peer Group Index”). The graph covers the period beginning June 25, 1999, the date of the Company’s initial public offering, through December 31, 2004, and depicts the results of investing $100 in each of the Company’s Common Stock, the Nasdaq Index and the Peer Group Index at closing prices on December 31, 2004, assuming that all dividends were reinvested.

The stock price performance depicted in the performance graph is not necessarily indicative of future price performance. The performance graph will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

ITEM 2. APPROVAL OF AUDITORS

Deloitte & Touche LLP, independent accountants, audited the financial statements of the Company for the fiscal years ended December 31, 2003 and 2004. Such services consisted of the firm’s audit of and report on the Company’s annual financial statements and assistance and consultation in connection with filings with the Securities and Exchange Commission and other matters.

During 2003 and 2004, the Company retained its principal auditor, Deloitte & Touche LLP, to provide services, all of which were approved by the Audit Committee, in the following categories and amounts:

	2003	2004
Audit fees	$131,950	$777,506
Audit-related fees	$51,665	$194,123
Tax fees	$69,827	$237,752

Audit Fees

Audit fees paid to Deloitte & Touche LLP were for services provided in conjunction with the audit of the annual consolidated financial statements included in the Company’s 2003 and 2004 Annual Reports on Form 10-K, for services related to the audit of internal controls over financial reporting under the Sarbanes-Oxley Act of 2002, for the reviews of the consolidated financial statements included in the Company’s Forms 10-Q for the quarters included in the years ended December 31, 2003 and 2004 and for other services related to Securities and Exchange Commission matters, including services provided in conjunction with the Company’s 2004 follow-on public offering of common stock.

Audit-related Fees

Audit-related fees paid to Deloitte & Touche LLP were for services provided in conjunction with financial accounting and reporting consultations and for due diligence associated with acquisitions for the years ended December 31, 2003 and 2004.

Tax Fees

Tax fees paid to Deloitte & Touche LLP were for services associated with tax compliance and tax consultation for the years ended December 31, 2003 and 2004.

The Audit Committee has considered whether the provision of non-audit services by the Company’s principal auditor are compatible with maintaining auditor independence.

Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Based upon the recommendation of the Audit Committee, and subject to approval by the stockholders, the Board of Directors has appointed Deloitte & Touche LLP, independent accountants, as auditors of the Company for the fiscal year ending December 31, 2005. In making its recommendation, the Audit Committee reviewed past audit results and other non-audit services performed during 2004 and proposed to be performed during 2005.

In selecting Deloitte & Touche LLP, the Audit Committee and the Board of Directors carefully considered their independence. The Audit Committee has determined that the performance of such non-audit services did not impair the independence of Deloitte & Touche LLP. Furthermore, Deloitte & Touche LLP has confirmed to the Company that they are in compliance with all rules, standards and policies of the Independence Standards Board and the Securities and Exchange Commission governing auditor independence.

Approval by the stockholders of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2005 will require the affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy and entitled to be cast.

The Board of Directors recommends a vote FOR the approval of the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending December 31, 2005.

OTHER ACTIONS AT THE ANNUAL MEETING

The Board of Directors knows of no other matters that are likely to be brought before the Annual Meeting. However, if any other matters are brought before the Annual Meeting, the proxy holders will vote proxies granted by stockholders in accordance with their best judgment.

2006 STOCKHOLDERS’ PROPOSALS

To be considered for inclusion in the Company’s proxy statement relating to the Annual Meeting of Stockholders to be held in 2006, the Secretary of the Company must receive stockholder proposals no later than 120 days prior to April 28, 2006. To be considered for presentation at the Annual Meeting, although not included in the proxy statement, proposals must be received no later than 45 days prior to May 6, 2006. All stockholder proposals should be sent to the attention of Corporate Secretary, Jupitermedia Corporation, 23 Old Kings Highway South, Darien, Connecticut 06820.

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE WITH

SECTION 16 (a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16 (a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and greater than 10% stockholders to file reports of ownership and changes in ownership of the Company’s securities with the Securities and Exchange Commission (“SEC”). Specific due dates for these reports have been established by the SEC, and the Company is required to disclose in this Proxy Statement any failure by such persons to file these reports in a timely manner during the 2004 fiscal year. Copies of the reports are required by SEC regulation to be furnished to the Company. Based solely on its review of such reports furnished to it, the Company believes that all Section 16(a) filing requirements applicable to the Company’s directors, executive officers and greater than 10% beneficial owners were complied with during the fiscal year ended December 31, 2004.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 28, 2004, the Company completed a follow-on public offering of common stock (the “Offering”) that generated net proceeds of $30.6 million for the Company. Of the 4,830,000 shares sold in the offering, 3,830,000 shares were sold by the Company and 1,000,000 shares were sold by certain stockholders. These stockholders include the following executive officers and directors of the Company: Alan Meckler (including a number of shares held in various trusts for the benefit of Mr. Meckler’s children over which he exercises investment discretion), Christopher S. Cardell, William A. Shutzer and Christopher J. Baudouin.

A portion of the proceeds from the Offering was used to repay all amounts outstanding under the Company’s credit facilities with HSBC Bank USA. Alan Meckler, the Company’s Chairman and Chief Executive Officer, and his wife guaranteed up to $16 million of the Company’s obligations under the HSBC credit facilities. These guarantees were secured by certain of Mr. and Mrs. Meckler’s personal assets, including shares of Jupitermedia common stock. The HSBC credit facilities and the related guarantees by Mr. and Mrs. Meckler were terminated in connection with the Company’s acquisition of Creatas, L.L.C. and PictureQuest Acquisition Company, L.L.C. on March 7, 2005.

REPORT OF AUDIT COMMITTEE

To the Board of Directors Jupitermedia Corporation:

We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2004.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

John R. Patrick, Audit Committee Chairman

Michael J. Davies

Gilbert F. Bach

William A. Shutzer

ADDITIONAL INFORMATION

The Company will pay all of the expenses involved in preparing, assembling and mailing this Proxy Statement and the accompanying materials. In addition to the solicitation of proxies by mail, the Company will request brokers and securities dealers to obtain proxies from and send proxy materials to their principals. The Company will reimburse expenses incurred in connection therewith. The Company has retained American Stock Transfer & Trust Company at an estimated cost of $4,000 to assist in its solicitation of proxies. Proxies may be solicited personally, by telephone or telegraph, by the directors and officers of the Company without additional compensation.

FORM 10-K REPORT

Interested stockholders may obtain a copy of the Company’s Annual Report on Form 10-K for fiscal year 2004 filed with the Securities and Exchange Commission, including all financial statements, schedules and exhibits, without charge by writing to:

Investor Relations

c/o Jupitermedia Corporation

23 Old Kings Highway South

Darien, CT 06820

Or by a telephone call to: 203-662-2800

Appendix A

Jupitermedia Corporation

Audit Committee Charter

I. PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation’s auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation’s policies, procedures and practices at all levels. The Audit Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Corporation’s financial reporting process and internal control system.

•	Review and appraise the audit efforts of the Corporation’s independent accountants.

•	Provide an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV. of this Charter.

II. COMPOSITION

The Audit Committee shall be comprised of three directors, who shall be appointed by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. The Chairman of the Audit Committee will be named by the Board of Directors, and will receive an annual stipend of $1,000 for services performed in such role. Without limiting the generality of the foregoing, a director shall be deemed to not be independent if he or she has (i) been employed by the Corporation or its affiliates in the current or past three years; (ii) accepted any compensation from the Corporation or its affiliates in excess of $60,000 during the previous fiscal year (except for Board service, retirement plan benefits or non-discretionary compensation; (iii) an immediate family member who is, or has been in the past three years, employed by the Corporation or its affiliates as an executive officer; (iv) been a partner, controlling stockholder or executive officer of any for-profit business to which the Corporation made, or from which it received, payments (other than those which arise solely from investments in the Corporation’s securities) that exceed five percent of the Corporation’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or (v) been employed as an executive of another entity where any of the Corporation’s executives serve on that entity’s compensation committee.

All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have past employment experience in finance or accounting or other comparable experience and background which results in such member’s financial sophistication. Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

III. MEETINGS

The Audit Committee shall meet at least two times annually, or more frequently as circumstances dictate. A quorum of the Audit Committee shall be declared when a majority of the appointed members of the Audit

Committee are in attendance. As part of its job to foster open communication, the Audit Committee shall meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately.

IV. RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1. Review and update this Charter periodically, at least annually, as conditions dictate.

2. Review the Corporation’s annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

3. Review with financial management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings. The Chair of the Audit Committee may represent the entire Audit Committee for purposes of this review.

Independent Accountants

4. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Audit Committee shall require the independent accountants to provide the Audit Committee with a formal written statement disclosing all relationships between the Corporation and the independent accountants. The Audit Committee shall review and discuss these relationships with the independent accountants to determine the accountants’ independence. The Audit Committee shall take or recommend that the Board take appropriate action to oversee the independence of the independent accountants.

The Corporation’s independent accountants are ultimately responsible to the Board of Directors and the Audit Committee, as representatives of the Corporation’s stockholders. Subject to an affirming vote by a majority of stockholders, the Board of Directors has the ultimate authority and responsibility to select, evaluate, and replace the independent accountants or to nominate the independent accountants for stockholder approval in any proxy statement.

5. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

6. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Corporation’s financial statements.

Financial Reporting Processes

7. In consultation with the independent accountants’ review the integrity of the Corporation’s financial reporting processes, both internal and external.

8. Consider the independent accountants’ judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

9. Consider and approve, if appropriate, major changes to the Corporation’s accounting principles and practices as suggested by the independent accountants or management.

Process Involvement

10. Establish regular and separate systems of reporting to the Audit Committee by management and the independent accountants regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

11. Following completion of the annual audit, review separately with management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

12. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

13. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Audit Committee.)

Ethical and Legal Compliance

14. Review and update periodically the internet.com Corporation Policies and Procedures for Worldwide Business Conduct and ensure that management has established a system to enforce these Policies and Procedures.

15. Review management’s monitoring of the Corporation’s compliance with the internet.com Corporation Policies and Procedures for Worldwide Business Conduct, and ensure that management has the proper review system in place to ensure that the Corporation’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

16. Review, with the Corporation’s counsel, legal compliance matters including corporate securities trading policies.

17. Review, with the Corporation’s counsel, any legal matter that could have a significant impact on the Corporation’s financial statements.

18. Perform any other activities consistent with this Charter, the Corporation’s by-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

Jupitermedia Corporation

23 Old Kings Highway South

Darien, Connecticut 06820

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Alan M. Meckler and Christopher S. Cardell, and each of them, as proxy holders, each with the power to designate a substitute, and hereby authorizes each of them to represent and to vote as designated below, all the shares of Common Stock of Jupitermedia Corporation held of record by the undersigned on April 26, 2005, at the Annual Meeting of Stockholders to be held on June 9, 2005, or any adjournment thereof. At their discretion, the proxy holders are authorized to vote such shares of Common Stock upon such other business as may properly come before the Annual Meeting.

This proxy, when properly executed, will be voted as directed. If no direction is given with respect to a particular proposal, this proxy will be voted for such proposal.

Please mark, date, sign and return this proxy card promptly, using the enclosed envelope. No postage is required if mailed in the United States.

A

[X] Please mark your vote as in this example.

1. Election of six directors listed below with terms expiring in 2006 at the Annual Meeting

Nominees: Alan M. Meckler, Christopher S. Cardell, Michael J. Davies, Gilbert F. Bach, William A. Shutzer and John R. Patrick

[    ] FOR all nominees listed at right, except as marked below

[    ] WITHHOLD AUTHORITY for all nominees listed below

INSTRUCTION: To withhold a vote for an individual nominee(s), write the name of such nominee(s) in the space provided below. Your shares will be voted for the remaining nominee(s).

[    ] FOR    [    ] AGAINST    [    ] ABSTAIN

2. Approval of Deloitte & Touche LLP as independent accountants for the fiscal year ending December 31, 2005.

[    ] FOR    [    ] AGAINST    [    ] ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE “FOR” ALL DIRECTOR NOMINEES AND “FOR” PROPOSAL 2. A VOTE “FOR” ALL DIRECTOR NOMINEES AND A VOTE “FOR” PROPOSAL 2 IS RECOMMENDED BY THE BOARD OF DIRECTORS.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE ENCOURAGED TO COMPLETE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.

Stockholder: _________________________ Dated: _____________, 2005

Signature (if held jointly): _________________________ Dated: ______________, 2005

Note: Please sign as name appears hereon. When joint owners hold shares, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by authorized officer giving full title. If a partnership, please sign in partnership name by authorized person, giving full title.

B